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                                                                   EXHIBIT 10.81

                                PROMISSORY NOTE


$1,200,000
                                                                January 15, 1998

                 FOR VALUE RECEIVED, the undersigned, Fisher Communications Associates, L.L.C. ("Fisher"), promises to pay ECP Holdings, Inc. (the "Payee") $1,200,000. Any unpaid amounts due and owing hereunder shall be due and payable on January 31, 2006. Notwithstanding the foregoing, upon receipt of any Distributions, Fisher shall immediately prepay this Note in an amount equal to the lesser of (a) the outstanding principal amount and accrued interest, if any, owing under this Note and (b) the amount of such Distributions. For purposes of this Note, Distributions shall mean any and all cash distributions related to Fisher's ownership interest in Peak Cablevision, LLC ("Peak") except for those distributions made to Fisher to pay income tax liabilities related to the taxable income of Peak's operations. Unless otherwise indicated herein, this Note shall not bear interest.

                 Notwithstanding the due date of this Note or any other provision hereof, this Note, the principal amount thereof and all other obligations of Fisher hereunder will, at the option of Payee, immediately become due and payable upon the occurrence of any of the following events:

                 1. Fisher fails to pay promptly in full any amount due under this Note when it becomes due and payable; or

                 2.       An event of default occurs under and as defined in
(a) the Management Agreement between Fisher and Peak, as amended or modified from time to time, which is caused by the acts or omissions of Fisher, or (b) any credit or loan agreement entered into by Peak, which results in the acceleration of monies owed by Peak pursuant to the terms of such credit or loan agreement; or

                 3. Fisher becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or Fisher applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for it or for its property or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Fisher or for a substantial part of Fisher's property and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Fisher and remains undismissed for 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Fisher and is consented to or acquiesced in; or Fisher takes any corporate action to authorize, or takes any corporate action in furtherance of, any of the
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foregoing; or

                 4. Upon the liquidation or dissolution of Peak pursuant to the terms of the Amended and Restated Operating Agreement of Peak Cablevision, LLC ("Operating Agreement") dated as of September 25, 1997 between TCI American Cable Holdings III, L.P. and Fisher ;

                 5. Upon a sale of any of Fisher's Ownership Interests (as defined in the Operating Agreement) in Peak.

                 If Fisher fails to pay the Principal when due, interest will accrue on the full amount of such payment at an annual rate of 22% (or if less, the highest rate legally permitted), compounded annually. In the event of any action at law or suit in equity with respect to this Note, Fisher, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

                 This Note will be governed by and construed in accordance with the laws of the State of Colorado in all respects, including matters of construction, validity and performance, will bind Fisher, its successors and assigns, and will inure to the benefit of any holder hereof, its successors and assigns. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                 IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                            FISHER COMMUNICATIONS ASSOCIATES, L.L.C.

                            By:  Fisher Capital Partners, Ltd., its member
                            By:  Fisher Capital Corporation, its general partner


                            By:      /s/ W. K. Fisher
                                     -------------------------------------------
                            Title:   Vice President